UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☑  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

RALCORP HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐            Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

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☐  Fee paid previously with preliminary materials.

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Amount Previously Paid:

Form, Schedule or Registration Statement No.:

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Date Filed:

Filed by Ralcorp Holdings, Inc.
Pursuant to Rule 14a-6(b)
of the Securities Exchange Act of 1934
Commission File No.: 1-12619

The following is a list of frequently asked questions that was distributed to employees of Ralcorp Holdings, Inc. on November 27, 2012.

Cautionary Statement Regarding Forward-Looking Information

This document and the exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this document.  All forward-looking statements are subject to a number of important factors, risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in any forward-looking statements, including but not limited to the ability of the parties to consummate the proposed merger and the satisfaction of the conditions precedent to consummation of the proposed merger.  These factors and risks include, but are not limited to, the strategic opportunity and perceived value to Ralcorp’s shareholders of the proposed merger, general economic conditions, accuracy of certain accounting assumptions, changes in actual or forecasted cash flows, competitive pressures, future sales volume, significant increases in the costs of certain commodities, timely implementation of price increases, successful execution of cost saving strategies, changes in tax laws, integration risks associated with recent acquisitions, changes in weighted average shares for diluted EPS, increases in transportation costs, and other financial, operational, and legal risks and uncertainties detailed from time to time in Ralcorp’s and ConAgra’s cautionary statements contained in their respective filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  The forward-looking statements included in this document are made only as of the date hereof. Ralcorp disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

FAQ for Ralcorp Employees

1.      What was announced today?

  This morning, we announced that Ralcorp has entered into a definitive merger agreement with ConAgra Foods that will combine our companies in a cash transaction valued at approximately $6.8 billion.
  We believe this combination delivers immediate and compelling cash value to our shareholders and benefits to our employees and customers.
  The combined company will be one of the largest packaged food companies in North America, with sales of approximately $18 billion annually and more than 36,000 employees.  The combined company will also be the largest private label packaged food business in North America, with combined private label sales of approximately $4.5 billion.

2.      Why are ConAgra Foods and Ralcorp combining?

  We are proud of Ralcorp’s track record of shareholder value creation and view this transaction as the culmination of those efforts.  We believe the two companies are a great fit and that now is the right time to join with ConAgra Foods and take our business to the next level.  Many of you likely remember ConAgra Foods from when it desired to acquire Ralcorp in 2011.  At that time, our Board of Directors felt the best path forward for Ralcorp was as a standalone company.  We are proud of Ralcorp’s track record of shareholder value creation and view this transaction as the culmination of those efforts.
  As you know, Ralcorp is well-positioned in the private-brand industry with leading positions in key product categories.  By combining our position as the leader in private-brand food production in North America with ConAgra Foods’ strong position in packaged food, we are confident that the combined company will be better positioned for long term success.

3.      Who is ConAgra Foods?

  ConAgra Foods is one of North America's leading food companies, with brands in 97 percent of America's households including, among others, Banquet, Chef Boyardee, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, Peter Pan, Reddi-wip, Slim Jim and Snack Pack. ConAgra Foods also supplies frozen potato and sweet potato products as well as other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers, and has a private label segment that makes products like granola bars, fruit snacks and pretzels.

4.      What are the benefits of this transaction for employees?

  As part of a larger diversified organization with the necessary scale and resources to be a leader in today’s rapidly evolving marketplace, we expect there will be significant benefits for Ralcorp employees over the long term.

5.      Will this announcement have an immediate effect on day-to-day operations at Ralcorp?

  No – today’s announcement will have no impact on our day-to-day operations and it remains business as usual at Ralcorp.
  Until that we complete the transaction, Ralcorp and ConAgra Foods will continue to operate as independent companies and compete in the marketplace.
  We will rely on our employees to continue to serve our customers with the same level of service they have come to expect from Ralcorp.

6.      Will there be any changes to employee compensation, benefits and plans?

  Until the merger is completed, Ralcorp and ConAgra Foods remain independent companies and your compensation and benefits continue in the ordinary course.
  ConAgra Foods recognizes the value of our employees.  Importantly, ConAgra Foods is strongly committed to being a great place to work for employees, and it has won many awards for its progressive workplace practices.  Like Ralcorp, ConAgra Foods offers marketplace competitive salary and benefits.
  Of course, it is early in this process and more details with respect to future compensation and benefit matters will be determined and communicated to you as they are finalized.

7.      Who will lead the combined company?

  ConAgra Foods CEO, Gary Rodkin, will continue to lead the combined company.
  Together with ConAgra Foods, we will establish an integration team that will work to develop a detailed and thoughtful integration plan to make the post-closing integration as efficient as possible.
  Many of the key decisions about how we will combine the two companies have not yet been made.

8.      What will happen to Ralcorp’s headquarters?

  The combined company’s headquarters will remain in Omaha, NE.
  Many of the key decisions about how we will combine the two companies have not yet been made and the combined integration team will develop a plan to ensure a smooth transition.

9.      What is the labor integration process?

  Together with ConAgra Foods, we will establish an integration team that will work to develop a detailed and thoughtful integration plan to make the post-closing integration as efficient as possible.

10.  When will the transaction be completed?

  We expect the merger to be completed by March 31, 2013.

11.  What should I say if contacted by people outside of the company?

  If you receive any inquiries from the media or other questions from outside Ralcorp, please contact Matt Pudlowski at (314) 877-7091 or via email at mjpudlow@ralcorp.com.

12.  Who can I contact if I have more questions?

  If you have any further questions, please feel free to reach out to your supervisor or HR representative.
  We will continue to communicate developments regarding this combination through meetings, letters and other communications. As we move through this process, we’ll continue to rely on you to focus on the work at hand, serving our customers and helping achieve our goals.

Additional Information and Where to Find It

Ralcorp intends to file with the SEC a proxy statement in connection with the proposed merger. The definitive proxy statement will be sent or given to the shareholders of Ralcorp and will contain important information about the proposed merger and related matters.  RALCORP SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE.  The proxy statement and other relevant materials (when they become available), and any other documents filed by Ralcorp with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Ralcorp by contacting Investor Relations by mail at Attention: Investor Relations, 800 Market Street, St. Louis, Missouri 63101.

Participants in the Solicitation

Ralcorp and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ralcorp shareholders in connection with the proposed merger.  Information about Ralcorp’s directors and executive officers is set forth in its proxy statement for its 2012 Annual Meeting of Shareholders, which was filed with the SEC on January 13, 2012, and its Annual Report on Form 10-K for the year ended September 30, 2011, which was filed with the SEC on December 14, 2011 and on September 12, 2012.  These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at Attention: Investor Relations, 800 Market Street, St. Louis, Missouri 63101, or by going to Ralcorp’s Investor Relations page on its corporate website at www.ralcorp.com.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement that Ralcorp intends to file with the SEC.